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                                                                    Exhibit 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report dated September 10, 2003 and to all references to our Firm included in or made a part of this registration statement.


                                          Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey

November 4, 2003